November 6, 2003	Exhibit 15

The Board of Directors
Beverly Enterprises, Inc.
One Thousand Beverly Way
Fort Smith, AR 72919

We are aware of the incorporation by reference in the Beverly Enterprises, Inc. Registration Statements on Form S-3 (Nos. 333-52708, 333-109663) and on Form S-8 (Nos. 333-41671, 333-41669, 333-66026, 333-41673, 333-42131, 333-66018, 333-54734, 333-101318, 333-87290) of our report dated November 5, 2003 relating to the unaudited condensed consolidated interim financial statements of Beverly Enterprises, Inc. included in its Form 10-Q for the quarter ended September 30, 2003.

/s/ Ernst & Young, LLP